As filed with the Securities and Exchange Act on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	95-3848122
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

315 Manitoba Avenue, Suite 200

Wayzata, Minnesota 55391

(952) 476-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Reger

Chief Executive Officer

315 Manitoba Avenue, Suite 200

Wayzata, Minnesota 55391

(952) 476-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.000% Senior Notes due 2020	$200,000,000	(1)	(2)

(1)	The notes registered hereby may be sold from time to time at indeterminate prices.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Northern Oil and Gas, Inc.

$200,000,000

8.000% Senior Notes due 2020

We may offer from time to time up to $200,000,000 aggregate principal amount of 8.000% senior notes due 2020 of Northern Oil and Gas, Inc., which we refer to in this prospectus as the “notes,” for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time. We will provide specific terms of any offering of the notes in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference in this prospectus, carefully before you invest.

See the “Risk Factors” section in any prospectus supplement hereto, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2012 (which is incorporated herein by reference), to read about factors you should consider before purchasing the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the notes on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of notes. If any agents, dealers or underwriters are involved in the sale of any notes, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of notes also will be set forth in the applicable prospectus supplement.

The date of this prospectus is May 8, 2013.

Prospectus

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, over time, we may sell the notes described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the notes we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated below under the heading “Where You Can Find More Information.”

Each time we sell notes, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the documents incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the notes offered by this prospectus and any accompanying prospectus supplement. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus and any accompanying prospectus supplement are part of that registration statement. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the notes we are offering pursuant to this prospectus and any accompanying prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and website referred to above.

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The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until our offering is complete:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•	our Current Report on Form 8-K filed on April 2, 2013.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Northern Oil and Gas, Inc.

Attention: Corporate Secretary

315 Manitoba Avenue — Suite 200

Wayzata, MN 55391

952-476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in these documents, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and natural gas prices; our ability to raise or access capital; general economic or industry conditions, nationally and/or in the communities in which our company conducts business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

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We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements in the “Risk Factors” sections of any accompanying prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2012 and other sections of this prospectus, any accompanying prospectus supplement and documents incorporated by reference herein and therein that describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

THE COMPANY

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays will provide drilling and development opportunities that result in significant long-term value. Our primary focus is oil exploration and production through non-operated working interests in wells drilled and completed in spacing units that include our acreage. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into more project areas by partnering with numerous experienced operating partners. In addition, because we can elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual development agreements or a large operating support staff. Further, we are able to avoid exploratory costs incurred by many oil and gas producers.

Northern Oil and Gas, Inc. is a Minnesota corporation. Our corporate offices are located at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota, and our phone number is (952) 476-9800. Our website address is www.northernoil.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the notes to which this prospectus relates will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating the ratios of earnings to fixed charges, “earnings” consist of net income, plus fixed charges, plus net losses attributable to non-controlling interest. “Fixed charges” consist of interest expensed

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and capitalized, amortized expenses related to indebtedness and an estimate of interest expense within rental expense. The ratios were calculated by dividing the sum of “earnings” by the sum of “fixed charges.”

	Years Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	50.7x	4.1x	18.2x	67.6x	6.5x	2.8x

DESCRIPTION OF NOTES

We may issue from time to time, in one or more offerings, up to $200,000,000 aggregate principal amount of our 8.000% senior notes due 2020. The notes will be issued under an indenture, dated as of May 18, 2012, between our company and Wilmington Trust, National Association, as trustee. We will set forth in the applicable prospectus supplement a full description of the notes and terms of the offering, including the public offering price and amount and uses of the net proceeds to us.

PLAN OF DISTRIBUTION

We may sell the offered notes (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; (d) through a combination of any of these methods of sale; or (e) as otherwise described in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the notes and certain other matters will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2010 included in the Company’s Form 10-K and incorporated by reference in this Prospectus have been audited by Mantyla McReynolds LLC, an independent registered public accounting firm as stated in their report. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and gas reserves included or incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the notes:

SEC Registration Fee	$	*
FINRA Fees		+
Rating Agency Fees		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Trustee’s Fees and Expenses		+
Blue Sky Fees		+
Printing and Engraving Fees		+
Miscellaneous		+

Total	$	+

*	Deferred in reliance upon Rule 456(b) and 457(r).
+	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Reference is made to the Underwriting Agreement which will be included or incorporated by reference as an exhibit to this registration statement for provisions regarding indemnification of the registrant’s officers, directors and controlling persons against specified liabilities.

Item 16. Exhibits.

Exhibit No.	Description	Method of Filing
1	Underwriting Agreement	(1)
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.	(2)
3.2	Bylaws of Northern Oil and Gas, Inc.	(3)
4	Indenture, dated May 18, 2012, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee (including form of 8.000% Senior Note due 2020)	(4)
5	Opinion of Faegre Baker Daniels LLP	Filed Herewith
12	Calculation of Ratio of Earnings to Fixed Charges	Filed Herewith
23.1	Consent of Deloitte & Touche LLP	Filed Herewith
23.2	Consent of Mantyla McReynolds LLC	Filed Herewith
23.3	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.4	Consent of Faegre Baker Daniels LLP (included in Exhibit 5)	Filed Herewith
24	Power of Attorney	Filed Herewith
25	Statement of Eligibility of Trustee	Filed Herewith

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2012.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such first use;

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 8, 2013.

Northern Oil and Gas, Inc.
By:	/s/ Michael L. Reger
Name:	Michael L. Reger
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael L. Reger Michael L. Reger	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 8, 2013

/s/ Thomas W. Stoelk Thomas W. Stoelk	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2013

* Loren J. O’Toole	Director	May 8, 2013

* Richard Weber	Director	May 8, 2013

* Jack King	Director	May 8, 2013

* Robert Grabb	Director	May 8, 2013

* Lisa Bromiley	Director	May 8, 2013

* Delos Cy Jamison	Director	May 8, 2013

*Michael L. Reger, by signing his name hereto, does hereby sign this document on behalf of the above-named directors of the registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Michael L. Reger
Michael L. Reger
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1	Underwriting Agreement	(1)
3.1	Articles of Incorporation of Northern Oil and Gas, Inc.	(2)
3.2	Bylaws of Northern Oil and Gas, Inc.	(3)
4	Indenture, dated May 18, 2012, between Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee (including form of 8.000% Senior Note due 2020)	(4)
5	Opinion of Faegre Baker Daniels LLP	Filed Herewith
12	Calculation of Ratio of Earnings to Fixed Charges	Filed Herewith
23.1	Consent of Deloitte & Touche LLP	Filed Herewith
23.2	Consent of Mantyla McReynolds LLC	Filed Herewith
23.3	Consent of Ryder Scott Company, L.P.	Filed Herewith
23.4	Consent of Faegre Baker Daniels LLP (included in Exhibit 5)	Filed Herewith
24	Power of Attorney	Filed Herewith
25	Statement of Eligibility of Trustee	Filed Herewith

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2010.
(4)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2012.